Exhibit 99.1

MoneyGram International Reports Third Quarter 2015 Financial Results

- MoneyGram posts 9% adjusted EPS growth

- Self-service money transfer transactions increase 71%

- Money transfer constant currency revenue up 9%, total Company constant currency revenue up 8%

- MoneyGram returns to positive adjusted free cash flow

DALLAS, Oct. 30, 2015 /PRNewswire/ -- MoneyGram (NASDAQ:MGI) today reported financial results for its third quarter ended September 30, 2015.

"We continue to consistently execute on the strategic objectives we outlined at the beginning of the year," said Pamela H. Patsley, MoneyGram's chairman and chief executive officer. "During the quarter we delivered positive constant currency revenue growth along with a return to transaction growth in U.S.-to-U.S. sends in September. Our focus on a seamless customer experience through our innovative self-service solutions -- moneygram.com, kiosks, mobile solutions and account deposit -- continues to attract new customers to our brand, while driving significant growth in money transfer revenue and transactions."

Money Transfer Highlights

  Money transfer transaction growth accelerated to 11% compared to 6% growth in the second quarter.
  Money transfer revenue in the quarter was $326.6 million, representing 9% growth on a constant currency basis and 4% growth on a reported basis as compared to the prior year.
  Money transfer transaction growth reflects the continued strength in the Company's U.S. Outbound and Non-U.S. sends.
    Non-U.S. send transactions grew 17% led by sends from emerging markets and Europe.
    U.S. Outbound transactions grew 10% year-over-year, led by sends to Latin America and Africa.
    U.S.-to-U.S. transactions declined 2%, a significant improvement from the second quarter.
  Money transfer revenue from U.S. Outbound and Non-U.S. sends grew 15% on a constant currency basis in the quarter and accounted for 87% of total money transfer revenue.

Self-Service Highlights

  Strong customer adoption of MoneyGram's innovative kiosks, our new moneygram.com, mobile solutions and account deposit led to accelerated self-service money transfer results in the third quarter.
    Self-service money transfer transactions increased 71%, and represented 15% of total money transfer transactions.
    Self-service money transfer revenue grew 67% over the prior year, and represented 12% of money transfer revenue. Annualizing the third quarter, self-service solutions generate over $160 million of revenue.
  moneygram.com attracted more than 230,000 new active customers, a new quarterly record.

Financial Results

  Total revenue for the third quarter was $368.6 million, an increase of 8% on a constant currency basis and 3% on a reported basis.
  The Company reported EBITDA of $49.6 million and pre-tax income of $5.4 million.
  Adjusted EBITDA was $65.6 million (See Table Four). Adjusted EBITDA margin was 17.8%, a 170 basis point increase from the second quarter.
  Adjusted diluted earnings per share increased 9% to $0.24. Diluted earnings per share was $0.08.
  Adjusted free cash flow for the quarter was $16.5 million.

Full Year 2015 Outlook

The Company's outlook for 2015 is unchanged. For the full year 2015, the Company estimates approximately flat constant currency revenue growth. For Adjusted EBITDA, the Company estimates a decline of approximately 8% to 12% on a constant currency basis for the full year 2015.

The Company anticipates improving to year-over-year double-digit constant currency revenue and Adjusted EBITDA growth in the fourth quarter.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for significant items), Adjusted EBITDA margin, Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes, cash payments for capital expenditures and agent signing bonuses), constant currency measures (which assume that amounts denominated in foreign currencies are translated to the U.S. dollar at rates consistent with those in the prior year), adjusted diluted earnings per share and adjusted net income. In addition, we present adjusted operating income and adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided as we are not able to predict results inclusive of currency changes.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, adjusted free cash flow, constant currency, adjusted diluted earnings per share and adjusted net income figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.

Description of Tables

Table One	–	Consolidated Statements of Operations
Table Two	–	Segment Results
Table Three	–	Segment Reconciliations
Table Four	–	EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Five	–	Consolidated Balance Sheets
Table Six	–	Adjusted Net Income and Adjusted Diluted EPS

Conference Call

MoneyGram International will host a conference call today at 8:00 a.m. CDT, 9:00 a.m. EDT, to discuss its results. Pamela H. Patsley, chairman and chief executive officer, will host the call.

Participant Dial-In Numbers:
U.S.:	1-888-791-4305
International:	+1-913-312-9308
Replay:	1-877-870-5176 or + 1-858-384-5517
Replay ID:	391946
Replay is available through November 6, 2015

About MoneyGram International, Inc.

MoneyGram is a global provider of innovative money transfer and payment services and is recognized worldwide as a financial connection to friends and family. Whether online, or through a mobile device, at a kiosk or in a local store, we connect consumers any way that is convenient for them. We also provide bill payment services, issue money orders and process official checks in the U.S. More information about MoneyGram International, Inc. is available at moneygram.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as "believes," "estimates," "expects," "projects," "plans," "will," "should," "could," "would," "goals," "anticipates" and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the introduction by Walmart of a competing "white label" branded money transfer product or otherwise; the impact of our new U.S.-to-U.S. pricing strategy; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations; litigation or investigations involving us or our agents, including the outcome of ongoing investigations by several state governments, which could result in material settlements, fines or penalties, revocation of required licenses or registrations, terminations of contracts, other administrative actions or lawsuits or negative publicity; uncertainties relating to compliance with and the impact of the deferred prosecution agreement entered into with the U.S. federal government and the effect of the deferred prosecution agreement on our reputation and business; regulations addressing consumer privacy, data use and security; our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; our significant exposure to loss in the event of a major bank failure or a loss of liquidity in the bank deposit market; the ability of us and our agents to maintain adequate banking relationships; concerns regarding the financial health of certain European countries; a security or privacy breach in systems, networks or databases on which we rely; disruptions to our computer network systems and data centers; continued weakness in economic conditions, in both the U.S. and global markets; weakened consumer confidence in our business or money transfers generally; a significant change, material slow down or complete disruption of international migration patterns; our ability to manage credit risks from our retail agents and official check financial institution customers; our ability to retain partners to operate our official check and money order businesses; our ability to successfully develop and timely introduce new and enhanced products and services or investments in unsuccessful new products, services or infrastructure changes; our ability to manage risks associated with our international sales and operations; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; whether we will be able to fully implement the global reorganization and restructuring initiative as planned; whether the expected amount of costs associated with such initiative will exceed our forecasts; whether we will be able to realize the full amount of estimated savings from such initiative; and the risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public reports filed with the SEC, including MoneyGram's annual report on Form 10-K for the year ended December 31, 2014 and subsequent Forms 10-Q.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		2015 vs	Nine Months Ended September 30,		2015 vs
(Amounts in millions, except per share data)	2015	2014	2014	2015	2014	2014

REVENUE
Fee and other revenue	$365.8	$355.2	$10.6	$1,049.5	$1,091.7	$(42.2)
Investment revenue	2.8	2.8	—	8.5	13.6	(5.1)
Total revenue	368.6	358.0	10.6	1,058.0	1,105.3	(47.3)

Total revenue growth, as reported	3%	(7)%		(4)%	2%
Total revenue growth, constant currency	8%	(7)%		0%	1%

OPERATING EXPENSES
Fee and other commissions expense	168.7	164.1	4.6	485.3	506.6	(21.3)
Investment commissions expense	0.2	0.1	0.1	0.5	0.3	0.2
Total commissions expense	168.9	164.2	4.7	485.8	506.9	(21.1)
Compensation and benefits	73.1	68.9	4.2	235.6	213.6	22.0
Transaction and operations support	78.2	81.7	(3.5)	238.9	230.3	8.6
Occupancy, equipment and supplies	15.0	13.4	1.6	46.3	39.9	6.4
Depreciation and amortization	16.8	13.5	3.3	48.8	40.2	8.6
Total operating expenses	352.0	341.7	10.3	1,055.4	1,030.9	24.5
OPERATING INCOME	16.6	16.3	0.3	2.6	74.4	(71.8)
OTHER (INCOME) EXPENSE
Net securities gains	—	—	—	—	(22.4)	22.4
Interest expense	11.2	11.6	(0.4)	33.7	32.7	1.0
Total other expense, net	11.2	11.6	(0.4)	33.7	10.3	23.4
Income (loss) before income taxes	5.4	4.7	0.7	(31.1)	64.1	(95.2)
Income tax expense	0.5	7.7	(7.2)	48.4	2.5	45.9
NET INCOME (LOSS)	$4.9	$(3.0)	$7.9	$(79.5)	$61.6	$(141.1)

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.08	$(0.05)	$0.13	$(1.28)	$0.94	$(2.22)
Diluted	$0.08	$(0.05)	$0.13	$(1.28)	$0.93	$(2.21)

Weighted-average outstanding common shares and equivalents used in computing earnings (loss) per share
Basic (1)	62.1	63.3	(1.2)	62.1	65.7	(3.6)
Diluted (1)	63.8	63.3	0.5	62.1	65.9	(3.8)

(1) Includes common stock equivalents of 8.9 million for the three and nine months ended September 30, 2015, respectively. The following weighted-average potential common shares are excluded from diluted earnings (loss) per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options	3.3	4.4		3.5	4.2
Shares related to restricted stock units	2.6	1.8		3.7	1.6

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended September 30,		2015 vs	Nine Months Ended September 30,		2015 vs
(Amounts in millions)	2015	2014	2014	2015	2014	2014

Money transfer revenue:
Fee and other revenue	$326.6	$314.3	$12.3	$929.9	$968.6	$(38.7)
Investment revenue	—	0.1	(0.1)	0.1	0.2	(0.1)
Bill payment revenue:
Fee and other revenue	24.4	25.1	(0.7)	74.0	75.2	(1.2)
Total revenue	$351.0	$339.5	$11.5	$1,004.0	$1,044.0	$(40.0)

Total commissions expense	$168.5	$163.9	$4.6	$485.0	$506.1	$(21.1)

Operating income	$18.9	$15.4	$3.5	$19.5	$66.4	$(46.9)

Operating margin	5.4%	4.5%		1.9%	6.4%

Money transfer revenue growth, as reported	4%	(6)%		(4)%	2%
Money transfer revenue growth, constant currency	9%	(6)%		1%	1%

Financial Paper Products
	Three Months Ended September 30,		2015 vs	Nine Months Ended September 30,		2015 vs
(Amounts in millions)	2015	2014	2014	2015	2014	2014

Money order revenue:
Fee and other revenue	$11.7	$12.3	$(0.6)	$36.0	$36.9	$(0.9)
Investment revenue	0.8	0.8	—	2.4	3.9	(1.5)
Official check revenue:
Fee and other revenue	3.1	3.5	(0.4)	9.6	11.0	(1.4)
Investment revenue	2.0	1.9	0.1	6.0	9.5	(3.5)
Total revenue	$17.6	$18.5	$(0.9)	$54.0	$61.3	$(7.3)

Total commissions expense	$0.3	$0.3	$—	$0.8	$0.8	$—

Operating income	$3.4	$5.8	$(2.4)	$12.8	$21.7	$(8.9)

Operating margin	19.3%	31.4%		23.7%	35.4%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
	Three Months Ended September 30,		2015 vs	Nine Months Ended September 30,		2015 vs
(Amounts in millions)	2015	2014	2014	2015	2014	2014

Revenue (as reported)	$351.0	$339.5	$11.5	$1,004.0	$1,044.0	$(40.0)

Adjusted operating income	$34.3	$39.5	$(5.2)	$74.8	$120.5	$(45.7)

Reorganization and restructuring costs	(2.5)	(6.5)	4.0	(15.0)	(14.9)	(0.1)
Compliance enhancement program	(5.4)	(6.6)	1.2	(19.9)	(20.3)	0.4
Direct monitor costs	(2.8)	(3.7)	0.9	(7.5)	(4.6)	(2.9)
Stock-based compensation expense	(4.7)	(3.8)	(0.9)	(12.9)	(10.8)	(2.1)
Losses related to agent closures	—	(3.5)	3.5	—	(3.5)	3.5
Total adjustments	(15.4)	(24.1)	8.7	(55.3)	(54.1)	(1.2)

Operating income (as reported)	$18.9	$15.4	$3.5	$19.5	$66.4	$(46.9)

Adjusted operating margin	9.8%	11.6%		7.5%	11.5%
Total adjustments	(4.4)%	(7.1)%		(5.5)%	(5.2)%
Operating margin (as reported)	5.4%	4.5%		1.9%	6.4%

Financial Paper Products
	Three Months Ended September 30,		2015 vs	Nine Months Ended September 30,		2015 vs
(Amounts in millions)	2015	2014	2014	2015	2014	2014

Revenue (as reported)	$17.6	$18.5	$(0.9)	$54.0	$61.3	$(7.3)

Adjusted operating income	$4.5	$7.6	$(3.1)	$17.3	$26.0	$(8.7)

Reorganization and restructuring costs	(0.2)	(0.8)	0.6	(1.7)	(1.8)	0.1
Compliance enhancement program	(0.4)	(0.6)	0.2	(1.4)	(1.3)	(0.1)
Stock-based compensation expense	(0.5)	(0.4)	(0.1)	(1.4)	(1.2)	(0.2)
Total adjustments	(1.1)	(1.8)	0.7	(4.5)	(4.3)	(0.2)

Operating income (as reported)	$3.4	$5.8	$(2.4)	$12.8	$21.7	$(8.9)

Adjusted operating margin	25.6%	41.1%		32.0%	42.4%
Total adjustments	(6.3)%	(9.7)%		(8.3)%	(7.0)%
Operating margin (as reported)	19.3%	31.4%		23.7%	35.4%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

	Three Months Ended September 30,		2015 vs	Nine Months Ended September 30,		2015 vs
(Amounts in millions)	2015	2014	2014	2015	2014	2014

Income (loss) before income taxes	$5.4	$4.7	$0.7	$(31.1)	$64.1	$(95.2)
Interest expense	11.2	11.6	(0.4)	33.7	32.7	1.0
Depreciation and amortization	16.8	13.5	3.3	48.8	40.2	8.6
Amortization of agent signing bonuses	16.2	14.7	1.5	45.3	39.2	6.1
EBITDA	49.6	44.5	5.1	96.7	176.2	(79.5)

Significant items impacting EBITDA:
Stock-based, contingent and incentive compensation (1)	6.8	4.5	2.3	19.6	13.3	6.3
Compliance enhancement program	5.8	7.1	(1.3)	21.5	21.6	(0.1)
Reorganization and restructuring costs	2.9	7.8	(4.9)	17.4	17.6	(0.2)
Direct monitor costs	2.8	3.7	(0.9)	7.5	4.6	2.9
Legal and contingent matters (2)	(2.3)	0.9	(3.2)	1.4	1.5	(0.1)
Loss related to agent closure	—	3.5	(3.5)	—	3.5	(3.5)
Pension settlement charge (3)	—	—	—	13.8	—	13.8
Net securities gains	—	—	—	—	(22.4)	22.4
Capital transaction costs (4)	—	—	—	—	2.1	(2.1)
Adjusted EBITDA	$65.6	$72.0	$(6.4)	$177.9	$218.0	$(40.1)

Adjusted EBITDA margin (5)	17.8%	20.1%	(2.3)%	16.8%	19.7%	(2.9)%

Adjusted EBITDA growth, as reported	(9)%			(18)%
Adjusted EBITDA growth, constant currency adjusted	(5)%			(17)%

Adjusted EBITDA	$65.6	$72.0	$(6.4)	$177.9	$218.0	$(40.1)
Cash payments for interest	(10.6)	(10.7)	0.1	(31.6)	(30.4)	(1.2)
Cash payments for taxes	(1.9)	(4.5)	2.6	(67.2)	(4.9)	(62.3)
Payments related to IRS tax matter	—	—	—	61.0	—	61.0
Cash payments for capital expenditures	(29.1)	(25.2)	(3.9)	(88.8)	(64.7)	(24.1)
Cash payments for agent signing bonuses	(7.5)	(23.4)	15.9	(71.3)	(32.9)	(38.4)
Adjusted Free Cash Flow	$16.5	$8.2	$8.3	$(20.0)	$85.1	$(105.1)

(1) Stock-based compensation, contingent performance awards payable after three years and certain incentive compensation.
(2) Fees and expenses related to certain legal and contingent matters. Includes reversal of a previously accrued contingent matter in third quarter 2015 due to favorable outcome.
(3) Non-cash charge resulting from the partial buyout of the defined benefit pension plan.
(4) Professional and legal fees incurred for the April 2, 2014 equity transactions.
(5) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$151.6	$250.6
Settlement assets (1)	3,508.1	3,533.6
Property and equipment, net	198.1	165.6
Goodwill	442.1	442.5
Other assets	211.5	249.9
Total assets	$4,511.4	$4,642.2

LIABILITIES
Payment service obligations	$3,508.1	$3,533.6
Debt	956.1	963.5
Pension and other postretirement benefits	112.7	125.7
Accounts payable and other liabilities	178.7	202.1
Total liabilities	4,755.6	4,824.9

STOCKHOLDERS' DEFICIT
Participating convertible preferred stock - series D, $0.01 par value, 200,000 shares authorized, 71,282 issued at September 30, 2015 and December 31, 2014	183.9	183.9
Common stock, $0.01 par value, 162,500,000 shares authorized, 58,823,567 shares issued at September 30, 2015 and December 31, 2014	0.6	0.6
Additional paid-in capital	996.7	982.8
Retained loss	(1,229.0)	(1,144.6)
Accumulated other comprehensive loss	(62.0)	(67.1)
Treasury stock: 5,621,743 and 5,734,338 shares at September 30, 2015 and December 31, 2014, respectively	(134.4)	(138.3)
Total stockholders' deficit	(244.2)	(182.7)
Total liabilities and stockholders' deficit	$4,511.4	$4,642.2

(1) As of December 31, 2014, we recast our Consolidated Balance Sheets to include the Settlement cash and cash equivalents, Receivables, net, Interest-bearing investments and Available-for-sale investment in a new balance sheet caption, entitled Settlement assets, in an amount equal to Payment service obligations. The historically reported Assets in excess of payment service obligations are now presented as unrestricted Cash and cash equivalents on the Consolidated Balance Sheets.

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
ADJUSTED NET INCOME and ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts in millions, except per share data)	2015	2014	2015	2014

Net income (loss)	$4.9	$(3.0)	$(79.5)	$61.6

Net securities gains	—	—	—	(22.4)
Other expenses (1)	16.0	27.5	81.2	64.2
Total adjustments (1)	16.0	27.5	81.2	41.8
Tax impacts of adjustments (2)	(5.8)	(10.0)	(29.6)	(21.9)
Tax adjustments (3)	—	—	63.7	(22.9)
Adjusted net income	$15.1	$14.5	$35.8	$58.6

Diluted earnings (loss) per common share	$0.08	$(0.05)	$(1.28)	$0.93

Diluted adjustments per common share	$0.16	$0.27	$1.86	$(0.05)

Diluted adjusted earnings per common share	$0.24	$0.22	$0.58	$0.88

Diluted weighted-average outstanding common shares and equivalents	63.8	63.3	62.1	65.9

(1) See summary of adjustments in Table Four - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(2) Tax rates used to calculate the tax expense impact are based on the nature of each adjustment.
(3) Represents adjustments to income tax expense for the IRS tax litigation matter and a change to an uncertain tax position.

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CONTACT: MoneyGram International, Inc., Suzanne Rosenberg, 214-979-1400, srosenberg@moneygram.com, Media Relations: 214-303-9923, media@moneygram.com